UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company held its reconvened annual meeting of stockholders on January 13, 2022 (the “Annual Meeting”). The following proposals were approved according to the following final voting results:

1.	To approve the election of the following individuals as directors to the Board of Directors:

Xiaochun Xu
For	3,316,009
Withhold	192,044
Broker Non-Votes	2,521,541
Uncast	0

Debra Donaghy
For	3,342,471
Withhold	165,582
Broker Non-Votes	2,521,541
Uncast	0

Russell Medford
For	3,346,047
Withhold	162,006
Broker Non-Votes	2,521,541
Uncast	0

Joseph Thomis
For	3,345,747
Withhold	162,306
Broker Non-Votes	2,521,541
Uncast	0

Haihong Zhu
For	3,327,770
Withhold	180,283
Broker Non-Votes	2,521,541
Uncast	0

2.
To approve the amendment of the Company’s Amended 2016 Equity Incentive Plan to increase the aggregate number of shares of the Company’s common stock that may be issued under the plan from 392,500 shares to 1,200,000 shares:

For	3,259,737
Against	195,474
Abstain	52,842
Broker Non-Votes	2,521,541
Uncast	0

3.	To Ratify the Appointment of Marcum LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021:

For	5,682,494
Against	299,350
Abstain	47,750
Broker Non-Votes	0
Uncast	0

The stockholders did not vote on any other matters at the Annual Meeting.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment to the Company’s Amended. 2016 Equity Incentive Plan, effective June 4, 2020.

10.2	Amended 2016 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)

Dated: January 14, 2022	/s/ Mr. Jeffery Cauble
Jeffery Cauble, Chief Financial Officer